Exhibit 4.45

Settlement Agreement

This agreement is entered into on March 21, 2024, by and among the following parties in Futian District, Shenzhen City:

1.	Guardforce AI Co., Limited (“GFAI”); registration number: 336041; place of registration: Cayman Islands

2.	Guardforce AI (Hongkong) Co., Limited (“GFAIHK”); registration number: 2701706; place of registration: Hong Kong, China

3.	Guangzhou GFAI Technology Co., Limited (“GZGFAI”); registration number: 91440101MA9UKAJU3R; place of registration: Guangzhou, China

4.	Shenzhen GFAI Robot Technology Co., Limited (“SZGFAI”); registration number: 91440300MA5FLJ9J9M; place of registration: Shenzhen, China

5.	Guardforce AI Robot Service (Shenzhen) Co., Limited (“Guardforce AI Shenzhen”) ; registration number: 91440300MA5H7P120G; place of registration: Shenzhen, China

6.	Guardforce AI Holdings Limited; registration number: 1980016; place of registration: British Virgin Islands

7.	Beijing Wanjia Security System Limited; registration number: 911101016000606649; place of registration: Beijing, China

8.	Wang Lei

9.	Jia Lin

(GFAI, GFAIHK, GZGFAI, SZGFAI, Guardforce AI Shenzhen, Guardforce AI Holdings Limited, Beijing Wanjia Security System Limited, Wang Lei, and Jia Lin are collectively referred to as “GFAI Group”)

10.	Shenzhen Intelligent Guardforce Robot Technology Co., Limited (“CIOT”); registration number: 91440300MA5F7L8M6K; place of registration: Shenzhen, China

11.	Shenzhen Kewei Robot Technology Co., Limited (“KEWEI”); registration number: 91440300MA5F2YEL40; place of registration: Shenzhen, China

12.	Shenzhen Zhongzhi Yonghao Robot Technology Co., Limited (“ZZYH”) ; registration number: 91440300MA5G6FU993; place of registration: Shenzhen, China

13.	Hainan Kewei Robot Technology Co., Limited (“HNKW”) ; registration number: 91460000MA5TMAJU6U; place of registration: Haikou, China

14.	Guardforce Holdings (HK) Limited (“GF Holdings HK”) ; registration number: 1815483; place of registration: Hong Kong, China

15.	Guardforce AI Technology Limited (“Guardforce AI Technology”）; registration number: 1990653; place of registration: Cayman Islands

16.	Guardforce AI Service Limited（“Guardforce AI Service”）; registration number: 1990772; place of registration: Cayman Islands

17.	Guardforce Security Service (Shanghai) Limited; registration number: 91310000598134854E; place of registration: Shanghai, China

18.	Tu Jingyi,

19.	Tu Jingyu

(CIOT, KEWEI, ZZYH, HNKW, GF Holdings HK, Guardforce AI Technology, Guardforce AI Service, Guardforce Security Service (Shanghai) Limited, Tu Jingyi, and Tu Jingyu are collectively referred to as “CIOT Group”)

WHEREAS:

1.	GFAIHK and CIOT signed the “Purchase Agreements” separately on January 15, 2022, April 23, 2022, and May 12, 2022 (these three “Purchase Agreements” and all subsequent purchase orders and amendments are collectively referred to as the “Purchase Agreements”), agreeing that GFAIHK will purchase intelligent robots from CIOT. On December 12, 2022, GFAIHK and CIOT signed a “Confirmation Letter” regarding the return of 948 robot inventories by GFAIHK to CIOT purchased under the aforementioned “Purchase Agreement” (the “Confirmation Letter”, together with other subsequent confirmation letters, are collectively referred to as the “Confirmation Letters”). Based on the performance of the aforementioned Purchase Agreements and the return of the robots, as of January 31, 2024, GFAIHK has generated a receivable for the refund of prepayment made in advance to CIOT, amounting to US$5,156,152.00.

2.	On March 22, 2022, KEWEI and SZGFAI signed a “Business Cooperation Framework Agreement” which stipulated SZGFAI’s purchase of intelligent robots from KEWEI and set the framework of the cooperation between the two parties; on June 13, 2022, KEWEI and SZGFAI signed a “Purchase Agreement”, and on September 13, 2022, KEWEI signed a “Confirmation Letter” (about the return of products) with GFAIHK and SZGFAI. In accordance with the performance of the “Business Cooperation Framework Agreement” between KEWEI and SZGFAI (the “Business Cooperation Framework Agreement”, together with other business cooperation framework agreements, are collectively referred to as the “Business Cooperation Framework Agreements”), as of January 31, 2024, SZGFAI owes KEWEI an amount of RMB 8,271,096.53, equivalent to US$1,160,211.80 (of which RMB 5,949,302.29, equivalent to US$834,526.78, is without an issued invoice).

3.	On March 22, 2022, KEWEI and GZGFAI signed another “Business Cooperation Framework Agreement” outlining GZGFAI’s procurement of intelligent robots from KEWEI and set the framework of the cooperation of the two parties. In accordance with the fulfillment of the “Business Cooperation Framework Agreement” between KEWEI and GZGFAI, as of January 31, 2024, GZGFAI owes KEWEI RMB 11,594,066.19, equivalent to US$1,626,334.83 (of which RMB 4,952,766.19, equivalent to US$694,739.54, is without an issued invoice).

4.	On May 24, 2022, GFAI, Guardforce AI Shenzhen, and KEWEI signed the “Share Sale and Purchase Agreement regarding Seven Companies of KEWEI Group” (hereinafter referred to as the “Share Sale and Purchase Agreement”), stipulating that GFAI would acquire 100% equity of seven subsidiaries under KEWEI Group. Subsequently, the parties of the Share Sale and Purchase Agreement terminated the share acquisition and signed a “Termination Agreement”, which confirmed that GFAI had paid KEWEI a cash consideration of US$2,160,000.00 (collected by a KEWEI’s BVI company - KeWei Robot Co., Limited). It was agreed that GFAI would return the delivered shares of the target companies to KEWEI, while KEWEI would return the received cash consideration to GFAI. As of January 31, 2024, KEWEI has not yet returned the US$2,160,000.00 cash consideration paid by GFAI.

5.	As of January 31, 2024, SZGFAI paid a total of RMB 50,213.09 for employee social security on behalf of HNKW (a fully owned subsidiary of KEWEI). Based on this matter, SZGFAI has an accounts receivable from KEWEI amounting to RMB 50,213.09, equivalent to US$7,043.54.

6.	As of January 31, 2024, GZGFAI has a payable amount of RMB 510,999.99 to ZZYH for robot procurement, equivalent to US$71,679.52 (none of which has been invoiced).

7.	As of January 31, 2024, GZGFAI’s other payables to KEWEI include a total of RMB 981,426.34 for trade payables, equivalent to US$137,667.65, and RMB 1,180.00 for employee social security payments paid by KEWEI, equivalent to US$165.52.

8.	The GFAI Group and CIOT Group signed a “Confirmation Letter” on March 1, 2023, agreeing to offset GFAI’s receivables from CIOT and GFAI’s payables to KEWEI, as well as establishing a repayment plan for the remaining balance after offsetting and related guarantee matters, and the repayment and guarantee matters of the advance payment for acquisition under the “Share Sale and Purchase Agreement.”

9.	On May 25, 2023, GFAI signed the “Four-Party Agreement on the Clarification of GFAI’s Related Party Relationships” with CIOT, KEWEI, and other relevant parties, in which every party agreed on the second phase of the repayment plan after offsetting according to the “Confirmation Letter” (which confirmed that CIOT owes GFAI US$1,500,000) and related matters regarding the offsetting of GFAI’s debt to GF Holdings HK.

10.	On December 21, 2022, GFAI, SZGFAI, and KEWEI signed the “Asset Purchase Agreement” (referred to as the “Asset Purchase Agreement”), which stipulates that GFAI will acquire the robot equipment assets owned by KEWEI, along with trademark rights, patent rights, software copyrights, source code, and all intellectual property rights related to the technology platform, through issuing GFAI restricted shares on the American NASDAQ market to the designated account of KEWEI (at a unit price of US$ 0.2 per share), as well as the leasing, advertising, and customer resources and business resources related to sales operations, among others. During the performance of the “Asset Purchase Agreement”, 138 robot devices have not completed the transfer of ownership or subsequent delivery due to reasons attributable to KEWEI. The parties signed a “Cooperation Agreement” on June 30, 2023 (the “Cooperation Agreement”). It was agreed in the Cooperation Agreement that KEWEI would compensate GFAI in cash for the 138 robot devices and also pay GFAI the amount due from customers under the existing contracts for the robot devices (“the existing contracts” refer to various agreements about the robots signed by KEWEI with third-party customers before the signing of the “Asset Purchase Agreement”, including but not limited to lease agreements, advertising exchange agreements, etc.). As of January 31, 2024, KEWEI still has 4 trademarks and 27 software copyrights that have not been transferred to SZGFAI (referred to as “Untransferred Intellectual Property”). KEWEI owes a total of RMB 1,477,663.19 to GFAI and SZGFAI, equivalent to US$207,276.30 (including a discount of RMB 959,017.60 for 138 undelivered robots and outstanding customer receivables of RMB 518,645.59).

11.	In the process of performance of the Purchase Agreements, the Business Cooperation Framework Agreements, and the return of products, as well as the performance of the robot procurement between CIOT and its affiliates, GFAIHK advanced payments on behalf of CIOT and KEWEI for transportation and storage costs of the robot equipment. As of January 31, 2024, the total amount is US$487,409.57 (hereinafter referred to as the “Advance Payment Fee”, consisting of the disbursement fee of US$482,183.72 paid by GFAIHK on behalf of CIOT, and US$5,225.85 for GFAIHK on behalf of KEWEI).

12.	As of January 31, 2024, among all the transactions between GFAI and Tu Jingyi, GFAI has an accounts receivable from Tu Jingyi amounting to US$1,000,000.97; among all the transactions between Guardforce AI Holdings Limited and Tu Jingyi, Tu Jingyi has an accounts receivable from Guardforce AI Holdings Limited amounting to US$1,000,000.00.

13.	As of January 31, 2024, under the Loan Agreement signed between GFAI and Tu Jingyi in August 2018 and the Loan Extension Agreements signed on May 7, 2020 and July 26, 2022 (the loan expires on December 31, 2025 after extension), GFAI owes Tu Jingyi a principal of US$1,437,303.00 and an interest of US$154,522.42, totaling US$1,591,825.42. Under the Loan Agreement dated April 17, 2020 between GFAI and GF Holdings HK (the Loan has become due on April 16, 2023), GFAI owes GF Holdings HK US$1,666,846.15 in principal and US$46,115.00 in interest, totaling US$1,712,961.15 (collectively “Total Amounts Owed”, totaling US$ 3,304,786.57).

14.	On May 31, 2023, Beijing Wanjia Security System Limited, Guardforce Security Service (Shanghai) Limited, and Shanghai Nanxiao KeWei Intelligent Technology Co., Limited signed the “Tripartite Agreement for the Settlement of Related Transactions of Beijing Wanjia.” Based on that agreement, Beijing Wanjia Security System Limited incurred a payable to Guardforce Security Service (Shanghai) Limited, amounting to RMB 250,000.00, equivalent to US$35,068.26.

In view of the aforementioned matters and in order to facilitate the normal business operations of both parties, GFAI Group and CIOT Group have reached the following settlement agreement. This agreement addresses the receivables, loans, current payments, advance payment fees, guarantees, litigation, and other related issues concerning the procurement of robots mentioned above.:

1.	The parties unanimously confirm that, as of January 31, 2024, in view of the Purchase Agreements, Business Cooperation Framework Agreements, Share Sale and Purchase Agreement, Asset Purchase Agreement, Cooperation Agreement, current payments and other advances between GFAI Group and CIOT Group mentioned in this agreement (except the Loan Agreement between GFAI and Tu Jingyi and subsequent Loan Extension Agreements, and the Loan Agreement between GFAI and GF Holdings HK) shall be confirmed as per the details listed in Appendix 1 “Breakdown of Receivables, Payables and Set-offs of GFAI Group and CIOT Group” of this agreement.

The parties agree that the claims and liabilities of each of the relevant entities of the GFAI Group listed in Appendix 1 against each of the relevant entities of the CIOT Group shall be assigned to SZGFAI, and the claims and liabilities of the relevant entities of the CIOT Group listed in Appendix 1 against the relevant entities of the GFAI Group shall be assigned to CIOT. After the assignment of claims and liabilities, the total amount receivable from SZGFAI to CIOT is US$ 9,017,882.38, and the total amount payable by SZGFAI to CIOT is US$ 4,031,127.57, and the amount receivable and payable between SZGFAI and CIOT shall be offset according to the list in Appendix 1. After offsetting, the remaining receivables, such as robot advance payment and other amounts totaling US$4,986,754.81, are to be repaid by CIOT to SZGFAI. The offsetting arrangement is to be ensured by the financial teams of the respective parties to be properly completed.

The parties agree that the applicable law and dispute resolution for any disputes related to the agreements and matters referred to in this agreement entered into by companies or individuals of the CIOT Group and the companies or individuals of the GFAI Group prior to the date of this agreement shall be as follows:

(1)	The original contract that stipulated that the laws of Hong Kong should be applied is now changed to the laws of the People’s Republic of China, and the arbitration shall be conducted by the Shenzhen Court of International Arbitration. Unless otherwise agreed in writing by the parties, the arbitration shall be conducted in accordance with the arbitration rules of the arbitration institution in effect at the time the dispute is submitted. The place of arbitration shall be Shenzhen, and the language of arbitration shall be Chinese. The arbitral award shall be final and binding on both parties.

(2)	For contracts that originally agreed to be governed by the laws of the People’s Republic of China, the applicable laws and competent courts shall remain unchanged.

2.	Within six months after the signing of this agreement, the CIOT Group (the corresponding entity) shall successively issue the corresponding invoices for the amount due to the GFAI Group (the corresponding entity):

No.	GFAI Group	CIOT Group	Account item	Nature	Book amount (RMB)	Book amount + Tax amount of the unbilled portion（RMB)
1	GZGFAI	KEWEI	accounts payable	Provisional estimated payment (not invoiced)	4,382,978.93	4,952,766.19
2	GZGFAI	ZZYH	accounts payable	Provisional estimated payment (not invoiced)	452,212.38	510,999.99
3	SZGFAI	KEWEI	accounts payable	Provisional estimated payment (not invoiced)	5,264,869.28	5,949,302.29

3.	Upon signing this agreement, the parties acknowledge that the offsetting of receivables and payables under the “Purchasing Agreements”, “Business Cooperation Framework Agreements”, “Share Sale Agreement”, “Asset Purchase Agreement”, and “Cooperation Agreement” between GFAI Group and CIOT Group shall be performed in accordance with the stipulations of this agreement. The offsetting and the repayment plan for any balance remaining after offsetting, as provided for in Sections (I) and (II) of the “Confirmation Letter”, will no longer be continued; any matters related to guarantees and pledges provided by Tu Jingyi will be carried out in accordance with the terms of this agreement.

4.	The parties agree that GFAI owes Tu Jingyi US$1,591,825.00 and GFAI owes GF Holdings HK US$1,712,961.00, and the total outstanding amount of US$3,304,786.00 shall be paid according to the following agreed timeline:

(1)	The first payment: GFAI shall repay US$600,000.00 of the total amount owed to the bank account designated by CIOT Group within one working day from the date of signing this agreement. CIOT Group shall issue and submit to the relevant competent courts a written document for the withdrawal of all the litigation cases listed in Appendix 2 to this agreement within three working days after receipt of such payment, and Tu Jingyu shall sign the contract attached to Appendix 4, and if CIOT Group fails to perform the above obligations within three working days of receipt of the first payment, it shall return the first payment in full to GFAI; in addition, upon receipt of such payment, CIOT Group agrees that SZGFAI may call the robot equipment listed in Appendix 6 at any time without paying any fee to CIOT Group, and CIOT Group shall actively cooperate with this transfer arrangement; upon receipt of the first payment, CIOT Group shall actively cooperate with the confirmation and response of the relevant confirmation letter(s) to fulfil the GFAI Group’s auditing requirement.

(2)	The second payment: GFAI shall repay US$ 1,000,000.00 of the total amount owed to the bank account designated by CIOT Group within three working days after the CIOT Group issues and submits the written documents for withdrawal of the lawsuit to the relevant competent courts and Tu Jingyu signs back the contract attached to Appendix 4.

(3)	The third payment: GFAI shall repay US$ 600,000.00 of the total amount owed to a bank account designated by CIOT Group within one business day after (a) the relevant competent courts have issued a written legal document granting the withdrawal of the actions listed in Appendix 2, (b) any restrictions, including but not limited to frozen bank accounts and shares, that any company under the GFAI Group has suffered due to the lawsuits listed in Appendix 2, have been lifted, and (c) all invoices listed under Article 2 of this agreement have been issued.

(4)	Discharge of debt guarantee and stock pledge: Within three working days after receiving the first three repayments, CIOT Group shall confirm that the list of current director(s) of the companies listed in Appendix 3 of this agreement is correct, and Tu Jingyu shall commit to no longer being involved in the directorship of any company under the GFAI Group. Upon the signing of the legal document, all charges, pledges, freezes and restrictions on the GFAI shares held indirectly by Tu Jingyi through Guardforce AI Technology and Guardforce AI Service will be released at the same time. Additionally, the guarantee provided by Tu Jingyu and GF Holdings HK for the “balance after offsetting” repayment under the “Confirmation Letter” with their creditor’s right to GFAI will also be released at the same time. Moreover, any subsequent procedures and matters related to the above guarantee release that need to be processed by the relevant parties of the GFAI Group must be completed within three business days from the date when the GIOT Group makes the request.

(5)	Fourth payment: GFAI shall repay the remaining US$1,104,786.00 of the total amount owed to the bank account designated by CIOT Group within one working day after both the completion of Article 4(4) above, and CIOT signing of the “Acknowledgement of Debt” in Appendix 7.

CIOT Group agrees to issue a stamped acknowledgement reply to GFAI upon receipt of each of the above payments, and agrees that CIOT will issue such acknowledgement reply for and on behalf of CIOT Group.

5.	The cash consideration of US$2,160,000.00 that KEWEI shall refund to GFAI under the Share Sale and Purchase Agreement has been listed in Appendix 1 of this agreement and shall be set off in accordance with Article 1 of this agreement, and the relevant cash consideration shall be refunded after the offset, and SZGFAI shall transfer 100% of the equity of Fuzhou Kewei Robot Technology Co., Ltd. back to KEWEI in accordance with the Share Sale and Purchase Agreement and the relevant Termination Agreement and arrange for the change in business registration.

6.	Under the Asset Purchase Agreement, all intellectual property rights and interests related to the technology platform owned by KEWEI, including trademarks, patents, copyrights of software, and source code, etc., have been transferred to GFAI and SZGFAI in accordance with the terms of the relevant transaction documents. GFAI and SZGFAI now possess exclusive and royalty-free right to use the aforementioned intellectual property. For all pending intellectual property rights transfer and delivery matters due to issues associated with KEWEI, including the registration of changes in the rights holder, KEWEI commits and guarantees that as soon as it meets the conditions for transferring the registration, it will immediately process the change registration procedures to transfer the related intellectual property rights to the name of GFAI or SZGFAI.

7.	Within 60 working days from the date of signing this agreement, CIOT Group shall cooperate with Jia Lin to resign from all the positions of legal representative, director, manager or shareholder held by Jia Lin from the companies listed in Appendix 5, and bear any economic and legal liabilities arising from his duties during his tenure as the legal representative, director, manager or shareholder of the companies listed in Appendix 5, including but not limited to those due to business operation, the treatment of the High-Consumption Restriction Order caused by any labor lawsuit, the financial compensation paid in advance by Jia Lin due to the handling of the High-Consumption Restriction Order, and any economic and legal liability to Jia Lin arising out of his tenure in the companies.

8.	In order to avoid continuous storage costs, CIOT and KEWEI agree that all robot equipment located outside China related to the return of goods under the Purchase Agreement shall be disposed of by GFAI at its sole discretion, and all the proceeds from the disposal of the robot equipment shall be used to offset any advance payment fee, all storage fees and other expenses that may be incurred after January 31, 2024 and before the actual disposal of such robots. The overseas warehousing expenses of such robot equipment shall then be deemed settled. By entering into this agreement, CIOT Group waives all recourse in any form and amount against GFAI Group in respect of such robotic equipment.

9.	In addition to performing and asserting rights in accordance with this agreement, each party (and shall also procure the relevant related parties to) confirms that: the disputes under all the matters mentioned in this agreement, including the Loan Agreement and the subsequent Loan Extension Agreements signed between GFAI and Tu Jingyi in August 2018, the Share Sale and Purchase Agreement, the Purchase Agreements, the Business Cooperation Framework Agreements, the Confirmation Letters, the Four-Party Agreement on the Liquidation of GFAI’s Related Relationship Transactions, and the Loan Agreement signed by GFAI and GF Holdings HK on April 17, 2020, the Asset Purchase Agreement, the Cooperation Agreement, and Advance Payment Fee, have been resolved through this agreement, and all lawsuits related to the aforementioned agreements and documents shall be withdrawn, and no more further litigation shall be initiated.

10.	After the signing of this agreement, all parties acknowledge and confirm that there is no more dispute between Tu Jingyi (including all close relatives and affiliates) and Wang Lei (including other directors, supervisors, executives and authorized shareholders of GFAI) regarding the control, operation and management, personnel arrangement, registration and filing of GFAI (including subsidiaries and affiliates), and the parties withdraw the relevant litigations and no longer assert the dispute resolution procedures in such aspects.

11.	The conclusion, validity, interpretation, performance, modification, termination and dispute resolution of this agreement shall be governed by the laws of the People’s Republic of China, and all disputes arising during the performance of this agreement or related to this agreement shall first be settled through friendly negotiation, and if the negotiation fails, either party may submit the dispute to the Shenzhen Court of International Arbitration for arbitration. Unless otherwise agreed in writing by the parties, the arbitration shall be conducted in accordance with the arbitration rules of the arbitration institution in effect at the time the dispute is submitted. The place of arbitration shall be Shenzhen, and the language of arbitration shall be Chinese. The arbitral award shall be final and binding on both parties. Except for matters subject to ongoing arbitration, the parties shall continue to perform their respective obligations under this agreement.

12.	This agreement shall come into effect after it has been signed and sealed by all parties and after GFAI has made the payment of the first installment as described in Article 4(1) to the bank account designated by the CIOT Group. The Agreement is made in nineteen (19) copies, with each party holding one copy.

13.	Appendices to this agreement:

Appendix 1: Breakdown of Receivables, Payables and Set-offs of GFAI Group and CIOT Group (as of January 31, 2024) (omitted from this translation)

Appendix 2: List of proceedings to be withdrawn

Appendix 3: List of current directors of the companies to be confirmed by Tu Jingyu (omitted from this translation)

Appendix 4: Contracts to be signed by Mr. Tu Jingyu

Appendix 5: List of companies where Jia Lin has been appointed as legal representative, director, manager or shareholder (omitted from this translation)

Appendix 6: List of robots that are at SZGFAI’s disposal (omitted from this translation)

Appendix 7: Acknowledgement of Debt

Appendix 8: Authorization Letters (omitted from this translation)

In witness whereof, the parties hereby execute this agreement as of the date first written above.

(Signature blocks omitted from this translation)

Appendix 2: List of proceedings to be withdrawn

Filing Date	Plaintiffs	Defendants	Courts	Case Number
November 6, 2023	Shenzhen Kewei Robot Technology Co., Ltd.	Shenzhen GFAI Robot Technology Co., Ltd.; Guardforce AI Robot Service (Shenzhen) Co., Ltd.	Shenzhen Nanshan District People’s Court	(2023) Yue 0305 Civil Pre-litigation Mediation 36387
Novemeber 30, 2023	Shenzhen Intelligent Guardforce Robot Technology Co., Ltd	Guardforce AI (Hongkong) Co., Limited	District Court of the HKSAR	DCCJ 5352/2023
December 21, 2023	Tu Jingyu	Registrar of Companies; Wang Lei; GFAI Robot Service (Hong Kong) Limited	Court of First Instance, High Court of the HKSAR	HCMP 2456/2023
December 21, 2023	Tu Jingyu	Registrar of Companies; Wang Lei; Guardforce AI (Hongkong) Co., Limited	Court of First Instance, High Court of the HKSAR	HCMP 2457/2023

Appendix 4：

SETTLEMENT AGREEMENT

THIS AGREEMENT is made and entered into on 21st of March 2024, by and between (the

“Agreement”): -

WANG LEI (王蕾) (Holder of People’s Republic of China Identity Card no.) with address at Unit 504, 5/F., Guardforce Centre, No. 3 Hok Yuen Street East, Hung Hom, Kowloon (“Party A”);

GFAI Robot Service (Hong Kong) Limited (Company No. 3122217), a limited company incorporated in Hong Kong with registered address at Unit 504, 5/F., Guardforce Centre, No. 3 Hok Yuen Street East, Hung Hom, Kowloon (“Party B”); and

TU JINGYU ( 涂 靜 宇 ) (Holder of People’s Republic of China Identity Card no.) with address at Unit 2212, 22nd Floor, C.C. Wu Building, 302-308 Hennessy Road, Wanchai, Hong Kong (“Party C”).

(Each a “Party” and are collectively the “Parties”).

WHEREAS,

(1)	Party C initiated on 21 December 2023 originating proceedings entitled HCMP 2456/2023 (“HCMP2456”) in the High Court of the Hong Kong Special Administrative Region (“High Court”) against Registrar of Companies (“CR”) as the 1st Defendant, Party A as the 2nd Defendant and Party B as the 3rd Defendant (collectively “Defendants of HCMP2456”).

(2)	Under HCMP2456, Party C claims against the Defendants of HCMP2456, with a supporting affirmation of Party C dated 21 December 2023, for the following orders that: -

(a)	the Notice of Resignation of Company Secretary and Director (Form ND4) in relation to Party B filed with the CR dated 2 November 2023 (“the Form ND4 of GFAIRS”) be declared null and void ab initio and be removed from the CR;

(b)	Party B be directed to rectify its company information in the CR forthwith by restoring Party C’s position as a director in Party B; and

(c)	legal costs of Party C in relation to HCMP2456 be provided for. (collectively the “Claims of HCMP 2456”)

(3)	Party C initiated on 21 December 2023 originating proceedings entitled HCMP 2457/2023 (“HCMP2457”) in the High Court against CR as the 1st Defendant, Party A as the 2nd Defendant and Guardforce AI (HONGKONG) Co., Limited (Company No. 2701706) (“GFAIHK”) as the 3rd Defendant (collectively “Defendants of HCMP2457”).

(4)	Under HCMP2457, Party C claims against the Defendants of HCMP2457, with a supporting affirmation of Party C dated 21 December 2023, for the following orders that: -

(a)	the Notice of Resignation of Company Secretary and Director (Form ND4) in relation to GFAIHK filed with the CR dated 2 November 2023 be declared null and void ab initio and be removed from the CR;

(b)	GFAIHK be directed to rectify its company information in the CR forthwith by restoring Party C’s position as a director in GFAIHK; and

(c)	legal costs of Party C in relation to HCMP2457 be provided for.

(collectively the “Claims of HCMP2457”)

(5)	Party A denies all allegations made by Party C contained in the Claims of HCMP2456 and in the Claims of HCMP2457 (collectively the “Proceedings”) and among others, denies that there is any misconduct committed by Party A.

(6)	Party B has no intention to restore Party C as a director of Party B.

(7)	The Parties, together with GFAIHK, have agreed to settle the Proceedings upon the terms and conditions set forth herein to avoid further expense and burden to be incurred in the Proceedings without any admission of liability by anyone.

NOW, THEREFORE, in consideration of the foregoing recitals and the respective promises of the Parties, the Parties hereby agree as follows: -

1	Resignation from Directorship

Party C hereby acknowledges and confirms:-

1.1	that it’s the intention of Party C to resign from the position of director of Party B with effect from 1st November 2023;

1.2	that the signature contained in the bottom left corner of page 2 of the Form ND4 of GFAIRS is Party C’s e-signature with prior consent, authority and approval from Party C.

1.3	the legal effect and validity of the Form ND4 of GFAIRS; and

1.4	that Party C shall use his best endeavours to assist and cooperate fully with Party B in effecting the registration of Form ND4 of GFAIRS at the CR.

2	Discontinuance of HCMP2456

Immediately upon due execution of this Agreement and the settlement agreement among Party A, Party C and GFAIHK in relation to HCMP2457 simultaneously, Party C shall, on its own costs, discontinue or cause his legal representative to discontinue HCMP2456 in its entirety, without prejudice and without costs or fees, by: -

2.1	executing a notice of discontinuance (without leave) (the “Notice”) in the form and substance as set out in Schedule 1 herein;

2.2	filing the executed Notice in court within 2 days after the execution of the Notice; and

2.3	serving the executed Notice to Party A and Party B immediately after the same being filed with the court.

3	Legal costs in HCMP2456

In consideration of Party C’s performance and fulfillment of the obligations under Clauses 1 to 2, Party A and Party B agree not to: -

3.1	serve on Party C and file the same in court affirmation in reply to the Claims of HCMP2456; and

3.2	claim against Party C any legal costs already incurred and to be incurred by Party A and/or Party B arising out of and in connection with the Claims of HCMP2456.

4	Acknowledgement of Settlement

All Parties acknowledge that:- (i) the considerations given and exchanged as set forth in Clauses 1 to 3 of this Agreement are in full settlement of all Claims of HCMP2456, any other related matters under the Proceedings among the Parties; and (ii) by signing this Agreement, and accepting the considerations provided herein and the benefits of it, Party C is giving up forever any right to and will not restore the Proceedings, take or commence fresh legal proceedings against Party A and/or Party B for the same or substantially the same reliefs as pleaded under the Claims of HCMP2456. Any Party in breach of this Clause agrees to be subject to injunctive relief sought by the innocent Party and agrees to fully indemnify the innocent Party of all costs, expenses and fees to be incurred by the latter in all proper actions taken in response of such breach.

5	No Admission of Liability

The Parties acknowledge that the settlement contained herein is agreed upon as a compromise and final settlement of the Proceedings and that the settlement herein is not, and shall not be construed as, an admission that either Party (including its directors, officers, employees, agents, or representatives) has engaged in any wrongful, tortious or unlawful activities.

6	Non-Disparagement

Party C agrees that, unless required to do so by legal process, he and his family members and any other person who has knowledge of any matter in relation to the Claims of HCMP2456 will not make any disparaging statements of representations, either directly or indirectly, whether orally or in writing, by word or gesture, to any person whatsoever, about the other Party or her/its affiliates, or any of its directors, officers, employees, agents, or representatives. Party C shall also procure and take all reasonable and practicable steps to ensure performance of the said obligation of non-disparagement. For the purpose of this Clause, a disparaging statement or representation is any communication which, if publicized to another, would cause or tend to cause the recipient of the communication to question the integrity, competence, good character of the person or entity to whom the communication relates. If Party C is in breach of this Clause Party C agrees to be subject to injunctive relief sought by the other innocent Party (Party A and/or Party B) and agrees to fully indemnify the innocent Party of all costs, expenses and fees to be incurred by Party A and/or Party B in all proper actions taken in response of such breach.

7	Representations and Warranties

7.1	Party C represents and warrants to Party A and Party B that it is his true intention and free will to execute this Agreement and the Schedule and to perform the obligations stipulated herein, including but not limited to discontinuance of HCMP2456 without costs.

7.2	Each Party represents and warrants to the other that it has the right, requested mental capacity/ power and authority to enter into and perform the Agreement.

7.3	The Parties represent and warrant that the signatories have full authority to enter into the Agreement and bind the party they represent.

7.4	The Parties represent and warrant that, as of the date of the Agreement, that any matter relating to the Proceedings shall be resolved.

7.5	The Parties represent and warrant that they shall cooperate fully with each other and use their best endeavors to provide all information, records, documents, and materials as reasonably requested and sign any documents to perform the Agreement.

8	Undertakings

Party C further undertakes that: -

8.1	Party C will on request of Party A and/or Party B, do all and any further acts required to effect the resignations stipulated under clause 1 and from all other offices, trusteeships or appointments which Party C is on hold in connection with or by reason of employment in Party B;

8.2	After the date of the Agreement, Party C will not conduct in any way which is inconsistent with his resignation from Party B and will not represent himself nor allow himself to be held out as being a director or officer of, employed by or otherwise connected in any way with Party B;

8.3	Party C shall after the date of the Agreement, do or procure to transist/return all assets, tasks, jobs and materials, directly or indirectly, held by or is in the custody of him to other employees of Party B upon the direction and request of Party A and/or Party B;

8.4	Party C shall transfer back to Party B legal ownership of all properties held on behalf or on trust of Party B.

9	Scope and Effect

9.1	The Agreement, and all obligations contained herein, applies to the Proceedings and any other potential or existing civil claim arising from the Proceedings.

9.2	The Agreement is in full and final settlement of the Proceedings and any causes of action whatsoever which the Parties have against each other and will be binding on the Parties.

9.3	The Parties shall bear their own legal costs in relation to the Proceedings and the Agreement.

10	Confidentiality

The Parties agree to keep the terms and provisions of the Agreement and the Proceedings strictly confidential, except the disclosure (i) to the Parties’ counsels (or legal representatives) and other professional bodies/advisors retained by such Party who have a need to know, (ii) to the Parties’ director or officers, employees who have a need to know, and (iii) as required by lawful process or court order.

11	Headings

The headings for the Sections in the Agreement are only for the purpose of convenient reference, and the Parties acknowledge that such headings may not adequately or accurately describe the contents of the Sections which they head. Such headings shall not be deemed to govern, limit, modify, or in any other manner affect the scope, meaning, or intent of the provisions of the Agreement or any part or portion of any provision, nor shall the headings otherwise be given any legal effect.

12	Entire Agreement

The Agreement contains the entire understanding between the Parties with respect to the Proceedings, superseding all prior or contemporaneous communications, agreements, and understandings, oral or written, with respect to the Proceedings.

13	Modification and Variation

No amendment or variation of the Agreement will be valid unless agreed in writing by an authorized signatory of each Party.

14	Severability

Whenever possible, each provision of the Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Settlement Agreement.

15	Counterparts and Facsimile Signatures

The Agreement may be signed by each of the Parties in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same document. Facsimile signatures shall have the same effect as original signatures.

16	Independent Legal Advice

The Parties hereby declare that they have been advised to obtain independent legal advice in connection with the entering into the Agreement. The Parties further declare that they understand the contents and effect of the Agreement and that in executing the Agreement, they are acting on their own free will and have not been subject to any undue influence or pressure.

17	Waiver

Unless otherwise expressly agreed, no delay, act or omission by either party in exercising any right or remedy will be deemed a waiver of that, or any other, right or remedy.

18	Governing Law and Jurisdiction

18.1	The Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

18.2	In the event of dispute arising in any way out of or affecting the Agreement, the Parties agree to negotiate in good faith, failing which the Parties shall be subject to the exclusive jurisdiction of the Hong Kong Court to which the Parties hereto agree irrevocably to submit.

IN WITNESS whereof the Agreement has been duly executed by the Parties hereto on the day and year first above written

Signed by WANG LEI (王蕾))
(Holder of People’s Republic of China	)
Identity Card no.	)
in the presence of:	)

[Witness]

Signed by JIA LIN (賈林))
(Holder of People’s Republic of China	)
Identity Card no.	)
on behalf of GFAI Robot Service	)

(Hong Kong) Limited	)

(Company No. 3122217))

in the presence of:	)

[Witness]

Signed by TU JINGYU (涂靜宇))
(Holder of People’s Republic of China	)
Identity Card no.	)
in the presence of:	)

[Witness]

Schedule 1

IN THE HIGH COURT OF THE
HONG KONG SPECIAL ADMINISTRATIVE REGJON COURT OF FIRST
INSTANCE

(,) Case No -------------- BETWEEN
		(b)(I)	Plaintiff(s)(Applicant(s))
(a)	General Reference “Insert case number

(b)	Insert name(s) of Plaintiff(s)	and
(c)(I)	Defendant(s)

(c)	Insert name(s) of Defendant(s)	NOTICE OF DISCONTINUANCE (0. 21, r. 2, the Rules of the High Court)
TAKE NOTICE that the above-named Plaintiff(s) (Applicant(s)) wholly discontinue(s) the action herein.

Dated this day of________________,200

Plaintiff(s)(Applicant(s))’s signature

(d)	“Insert name of the person	This Notice was taken out by:(d) in person,
	1akingoutthis Notice	whoseaddress is (e) ---------------------------------------------------------------------------------------------------------------------------------
(c)	Insert address of the
	person taking out this Notice	Telephone No. -------------------------------------------

To:
(i)	The Registrar, High Court High Court Building, 38 Queensway, Hong Kong.

(I)	State the names and	tfl(J) The following are the names/addresses of all other persons/ solicitors to be served with this Notice

addresses of all other	(ii)	*( ) Defendant’s solicitors/ ( ) Defendant:	● Messrs
persons /solicitors to	Address
be served with this Not.lee

(iii)	*( ) Defendant’s solicitors/ ( ) Defendant:	● Messrs

Address

(iv)	*( ) Defendant’s solicitors/ ( ) Defendant:	● Messrs
Address

(v)	*( ) Defendant’s solicitors/ ( ) Defendant:	● Messrs
Address

(vi)	*( ) Defendant’s solicitors/ ( ) Defendant:	● Messrs
Address

*	Delete whichever is inapplicable
(!)	To fill in details which appear on the originating document
(l)	If the space here is insufficient, blank paper may be used and attached to this Notice

(Revised -April 2006)

SETTLEMENT AGREEMENT

THIS AGREEMENT is made and entered into on 21st of March 2024, by and between

(“Agreement”):-

WANG LEI (王蕾) (Holder of People’s Republic of China Identity Card no.) with address at Unit 504, 5/F., Guardforce Centre, No. 3 Hok Yuen Street East, Hung Hom, Kowloon (“Party A”);

GUARDFORCE AI (HONGKONG) CO., LIMITED (衛安智能(香港)有限公司) (Company No.

2701706), a limited company incorporated in Hong Kong with registered address at Unit 504, 5/F., Guardforce Centre, No. 3 Hok Yuen Street East, Hung Hom, Kowloon (“Party B”); and

TU JINGYU ( 涂 靜 宇 ) (Holder of People’s Republic of China Identity Card no.) with address at Unit 2212, 22nd Floor, C.C. Wu Building, 302-308 Hennessy Road, Wanchai, Hong Kong (“Party C”).

(Each a “Party” and are collectively the “Parties”).

WHEREAS,

(1)	Party C initiated on 21 December 2023 originating proceedings entitled HCMP 2456/2023 (“HCMP2456”) in the High Court of the Hong Kong Special Administrative Region (“High Court”) against Registrar of Companies (“CR”) as the 1st Defendant, Party A as the 2nd Defendant and GFAI Robot Service (Hongkong) Limited (Company No. 3122217) (“GFAIRS”) as the 3rd Defendant (collectively “Defendants of HCMP2456”).

(2)	Under HCMP2456, Party C claims against the Defendants of HCMP2456, with a supporting affirmation of Party C dated 21 December 2023, for the following orders that: -

(a)	the Notice of Resignation of Company Secretary and Director (Form ND4) in relation to GFAIRS filed with the CR dated 2 November 2023 be declared null and void ab initio and be removed from the CR;

(b)	GFAIRS be directed to rectify its company information in the CR forthwith by restoring Party C’s position as a director in GFAIRS; and

(c)	legal costs of Party C in relation to HCMP2456 be provided for.

(collectively the “Claims of HCMP 2456”)

(3)	Party C initiated on 21 December 2023 originating proceedings entitled HCMP 2457/2023 (“HCMP2457”) in the High Court against CR as the 1st Defendant, Party A as the 2nd Defendant and Party B as the 3rd Defendant (collectively “Defendants of HCMP2457”).

(4)	Under HCMP2457, Party C claims against the Defendants of HCMP2457, with a supporting affirmation of Party C dated 21 December 2023, for the following orders that: -

(a)	the Notice of Resignation of Company Secretary and Director (Form ND4) in relation to Party B filed with the CR dated 2 November 2023 (“Form ND4 of GFAIHK”) be declared null and void ab initio and be removed from the CR;

(b)	Party B be directed to rectify its company information in the CR forthwith by restoring Party C’s position as a director in Party B; and

(c)	legal costs of Party C in relation to HCMP2457 be provided for.

(collectively the “Claims of HCMP2457”)

(5)	Party A denies all allegations made by Party C contained in the Claims of HCMP2456 and in the Claims of HCMP2457 (collectively the “Proceedings”) and among others, denies that there is any misconduct committed by Party A.

(6)	Party B has no intention to restore Party C as a director of Party B.

(7)	The Parties, together with GFAIRS, have agreed to settle the Proceedings upon the terms and conditions set forth herein to avoid further expense and burden to be incurred in the Proceedings without any admission of liability by anyone.

1

NOW, THEREFORE, in consideration of the foregoing recitals and the respective promises of the Parties, the Parties hereby agree as follows: -

1	Resignation from Directorship/Office

Party C hereby acknowledges and confirms:-

1.1	that it’s the intention of Party C to resign from the position of director of Party B with effect from 1st November 2023;

1.2	that the signature contained in the bottom left corner of page 2 of the Form ND4 of GFAIHK is Party C’s e-signature with prior consent, authority and approval from Party C.

1.3	the legal effect and validity of the Form ND4 of GFAIHK; and

1.4	that Party C shall use his best endeavours to assist and cooperate fully with Party B in effecting the registration of Form ND4 of GFAIHK at the CR.

2	Discontinuance of HCMP2457

Immediately upon due execution of this Agreement and the settlement agreement among Party A, Party C and GFAIRS in relation to HCMP2456, Party C shall, on its own costs, discontinue or cause his legal representative to discontinue HCMP2457 in its entirety, without prejudice and without costs or fees, by: -

2.1	executing a notice of discontinuance (without leave) (the “Notice”) in the form and substance as set out in Schedule 1 herein;

2.2	filing the executed Notice in court within 2 days after the execution of the Notice; and

2.3	serving the executed Notice to Party A and Party B immediately after the same being filed with the court .

3	Legal costs in HCMP2457

In consideration of Party C’s performance and fulfilment of the obligations under Clauses 1 to 2, Party A and Party B agree not to: -

3.1	serve on Party C and file the same in court affirmation in reply to the Claims of HCMP2457; and

3.2	claim against Party C any legal costs already incurred and to be incurred by Party A and/or Party B arising out of and in connection with the Claims of HCMP2457.

4	Acknowledgement of Settlement

All Parties acknowledge that:- (i) the considerations given and exchanged as set forth in Clauses 1 to 3 of this Agreement are in full settlement of all Claims of HCMP2457, any other related matters under the Proceedings among the Parties; and (ii) by signing this Agreement, and accepting the considerations provided herein and the benefits of it, Party C is giving up forever any right to and will not restore the Proceedings, take or commence fresh legal proceedings against Party A and/or Party B for the same or substantially the same reliefs as pleaded under the Claims of HCMP2457. Any Party in breach of this Clause agrees to be subject to injunctive relief sought by the innocent Party and agrees to fully indemnify the innocent Party of all costs, expenses and fees to be incurred by the latter in all proper actions taken in response of such breach.

5	No Admission of Liability

The Parties acknowledge that the settlement contained herein is agreed upon as a compromise and final settlement of the Proceedings and that the settlement herein is not, and shall not be construed as, an admission that either Party (including its directors, officers, employees, agents, or representatives) has engaged in any wrongful, tortious or unlawful activities.

2

6	Non-Disparagement

Party C agrees that, unless required to do so by legal process, he and his family members and any other person who has knowledge of any matter in relation to the Claims of HCMP2457 will not make any disparaging statements of representations, either directly or indirectly, whether orally or in writing, by word or gesture, to any person whatsoever, about the other Party or her/its affiliates, or any of its directors, officers, employees, agents, or representatives. Party C shall also procure and take all reasonable and practicable steps to ensure performance of the said obligation of non-disparagement. For the purpose of this Clause, a disparaging statement or representation is any communication which, if publicized to another, would cause or tend to cause the recipient of the communication to question the integrity, competence, good character of the person or entity to whom the communication relates. If Party C is in breach of this Clause Party C agrees to be subject to injunctive relief sought by the other innocent Party (Party A and/or Party B) and agrees to fully indemnify the innocent Party of all costs, expenses and fees to be incurred by Party A and/or Party B in all proper actions taken in response of such breach.

7	Representations and Warranties

7.1	Party C represents and warrants to Party A and Party B that it is his true intention and free will to execute this Agreement and the Schedules and to perform the obligations stipulated therein, including but not limited to discontinuance of HCMP2457 without costs.

7.2	Each Party represents and warrants to the other that it has the right, requested mental capacity/ power and authority to enter into and perform the Agreement.

7.3	The Parties represent and warrant that the signatories have full authority to enter into the Agreement and bind the party they represent.

7.4	The Parties represent and warrant that, as of the date of the Agreement, that any matter relating to the Proceedings shall be resolved.

7.5	The Parties represent and warrant that they shall cooperate fully with each other and use their best endeavours to provide all information, records, documents, and materials as reasonably requested and sign any documents to perform the Agreement.

8	Undertakings

Party C further undertakes that: -

8.1	Party C will on request of Party A and/or Party B, do all and any further acts required to effect the resignations stipulated under clause 1.1 and from all other offices, trusteeships or appointments which Party C is on hold in connection with or by reason of employment in Party B;

8.2	After the date of the Agreement, Party C will not conduct in any way which is inconsistent with his resignation from Party B and will not represent himself nor allow himself to be held out as being a director or officer of, employed by or otherwise connected in any way with Party B;

8.3	Party C shall after the date of the Agreement, do or procure to transit/return all assets, tasks, jobs and materials, directly or indirectly, held by or is in the custody of him to other employees of Party B upon the direction and request of Party A and/or Party B; and

8.4	Party C shall transfer back to Party B, legal ownership of all properties held on behalf or on trust of Party B.

9	Scope and Effect

9.1	The Agreement, and all obligations contained herein, applies to the Proceedings and any other potential or existing civil claim arising from the Proceedings.

9.2	The Agreement is in full and final settlement of the Proceedings and any causes of action whatsoever which the Parties have against each other and will be binding on the Parties.

9.3	The Parties shall bear their own legal costs in relation to the Proceedings and the Agreement.

3

10	Confidentiality

The Parties agree to keep the terms and provisions of the Agreement and the Proceedings strictly confidential, except the disclosure (i) to the Parties’ counsels (or legal representatives) and other professional bodies/advisors retained by such Party who have a need to know, (ii) to the Parties’ director or officers, employees who have a need to know, and (iii) as required by lawful process or court order.

11	Headings

The headings for the Sections in the Agreement are only for the purpose of convenient reference, and the Parties acknowledge that such headings may not adequately or accurately describe the contents of the Sections which they head. Such headings shall not be deemed to govern, limit, modify, or in any other manner affect the scope, meaning, or intent of the provisions of the Agreement or any part or portion of any provision, nor shall the headings otherwise be given any legal effect.

12	Entire Agreement

The Agreement contains the entire understanding between the Parties with respect to the Proceedings, superseding all prior or contemporaneous communications, agreements, and understandings, oral or written, with respect to the Proceedings.

13	Modification and Variation

No amendment or variation of the Agreement will be valid unless agreed in writing by an authorized signatory of each Party.

14	Severability

Whenever possible, each provision of the Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Settlement Agreement.

15	Counterparts and Facsimile Signatures

The Agreement may be signed by each of the Parties in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same document. Facsimile signatures shall have the same effect as original signatures.

16	Independent Legal Advice

The Parties hereby declare that they have been advised to obtain independent legal advice in connection with the entering into the Agreement. The Parties further declare that they understand the contents and effect of the Agreement and that in executing the Agreement, they are acting on their own free will and have not been subject to any undue influence or pressure.

17	Waiver

Unless otherwise expressly agreed, no delay, act or omission by either party in exercising any right or remedy will be deemed a waiver of that, or any other, right or remedy.

18	Governing Law and Jurisdiction

18.1	The Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

18.2	In the event of dispute arising in any way out of or affecting the Agreement, the Parties agree to negotiate in good faith, failing which the Parties shall be subject to the exclusive jurisdiction of the Hong Kong Court to which the Parties hereto agree irrevocably to submit.

4

IN WITNESS whereof the Agreement has been duly executed by the Parties hereto on the day and year first above written

Signed by WANG LEI (王蕾))
(Holder of People’s Republic of China	)
Identity Card no.	)
in the presence of:	)

[Witness]

Signed by WANG LEI (王蕾))
(Holder of People’s Republic of China	)
Identity Card no.	)

on behalf of GUARDFORCE AI	)

(HONGKONG) CO., LIMITED	)

(Company No. 2701706))

in the presence of:	)

[Witness]

Signed by TU JINGYU (涂靜宇))
(Holder of People’s Republic of China	)
Identity Card no.	)
in the presence of:	)

[Witness]

5

Schedule 1

IN THE HIGH COURT OF THE

HONG KONG SPECIAL ADMINISTRATIVE REGION COURT OF FIRST
INSTANCE

(a) Case No
BETWEEN
General Reference	(b)(l)
(a) Insert case number			Plaintiff(s)(Applicant(s))

(b) Insert name(s) of Plamtlff(s)
and
	(c)(l)		Defendant(s)

(c) Insert name(s) of Defendant(s)

NOTICE OF DISCONTINUANCE
(0. 21, r. 2, the Rules of the High Court)

TAKE NOTICE that the above-named Plaintiff(s) (Applicant(s)) wholly discontinue(s) the action herein.

Dated this ____day of _______ 200 _

Plaintiff(s)(Applicant(s))’s signature

(d) Insert name of the person	This Notice was taken out by:(dl_____________________________________ in person,
taking out this Notice	whose address is (c)

(e) Insert address of the
person taking out this	Telephone No.
Notlee

To:
(i)	The Registrar, High Court
High Court Building, 38 Queensway, Hong Kong.

(1) State the names and addresses of all other persons/ solicitors to be served with this Notice

6

(1)(3) The following are the names/addresses of all other persons/ solicitors to be served with this Notice

(ii)	* ( ) Defendant's solicitors/ ( ) Defendant: ● Messrs	Address

(iii)	* ( ) Defendant's solicitors/ ( ) Defendant: ● Messrs	Address

(iv)	* ( ) Defendant's solicitors/ ( ) Defendant: * Messrs	Address

(v)	* ( ) Defendant's solicitors/ ( ) Defendant: * Messrs	Address

______________________________________

______________________________________________________________________________

(vi)	* ( ) Defendant's solicitors/ ( ) Defendant: * Messrs	Address

______________________________________

______________________________________________________________________________

*	Delete whichever is inapplicable
(l)	To fill in details which appear on the originating document
(2)	If the space here is insufficient.,blank paper may be used and attached to this Notice	(Revised -April 2006)

7

Appendix 7

Acknowledgement of Debt

Party 1： Guardforce AI (Hongkong) Co., Limited    (“GFAIHK” )

Party 2： Shenzhen GFAI Robot Technology Co., Limited    (“SZGFAI”)

Party B： Shenzhen Intelligent Guardforce Robot Technology Co., Limited    (“CIOT”)

(Party 1 and Party 2 are hereinafter referred to as “Party A”; Party A and Party B are hereinafter referred to as each a “Party” and together the “Parties” )

WHEREAS：

1. GFAIHK and CIOT signed three purchase agreements on January 15, 2022, April 23, 2022, and May 12, 2022, respectively (these three purchase agreements, along with all purchase orders and subsequent amendments and revisions, are collectively referred to as the “Purchase Agreements”), which stipulated the procurement of intelligent robots by GFAIHK from CIOT. On December 12, 2022, GFAIHK and CIOT signed a “Confirmation Letter” under the aforementioned “Purchase Agreements” for the return of 948 robots from GFAIHK to CIOT. Based on the fulfillment of the aforementioned “Purchase Agreements” and the return of the robots, as of January 31, 2024, GFAIHK has a receivable from CIOT for the previously paid advance payments amounting to US$5,156,152.00.

2. GFAIHK agrees to transfer the accounts receivable debt (US$5,156,152.00) mentioned in the point 1 above to SZGFAI.

3. GFAIHK, SZGFAI, and CIOT have signed a “Settlement Agreement” (Agreement No. SA- GFAI-CIOT-20240321) on March 21, 2024, which stipulates the transfer and offsetting of debts and claims between the relevant entities of the GFAI Group and the CIOT Group. After the offsetting, the total amount of receivables due from CIOT to SZGFAI is US$4,986,754.81. This amount is also the remaining balance after offsetting the prepayment of US$5,156,152.00 for the robots as mentioned in point 1 above.

1

Based on the aforementioned facts, in order to further clarify the creditor-debtor relationships among the Parties of this agreement, GFAIHK, SZGFAI, and CIOT hereby sign this agreement to confirm the following matters:

1. All Parties unanimously confirm: As of the date of signing this agreement, SZGFAI holds a creditor’s right against CIOT in the amount of US$4,986,754.81 (this amount is also the remaining balance after offsetting the prepayment of US$5,156,152.00 for the robots as mentioned in point 1 in the above Whereas section of this agreement).

2. All parties unanimously confirm: Aside from the creditor-debtor relationship confirmed in the Clause 1 of this agreement, there are no other potential disputes or disagreements between Party A and Party B.

3. Party B shall proactively fulfill its repayment obligations and promptly pay off the debt to SZGFAI (the debt amount being US$4,986,754.81) as specified in the Clause 1 of this agreement.

4. The receiving account for SZGFAI shall be designated separately by SZGFAI, and Party B has no objections to that

5. The establishment, validity, interpretation, performance, modification, and termination of this agreement, as well as the resolution of disputes, shall be governed by the laws of the People’s Republic of China, excluding the application of any conflict of laws rules.

6. In the event of any disputes arising from the performance of this agreement, both Party A and Party B shall resolve the disputes through amicable negotiations. If the disputes cannot be resolved through negotiation, either party shall have the right to submit the dispute to the Shenzhen Court of International Arbitration for arbitration. The language of the arbitration shall be Chinese, and the arbitration award shall be final and binding upon both parties.

7. This agreement is executed in three identical counterparts, each party shall hold one counterpart, and all counterparts shall have the same legal effect.

8. This agreement shall come into effect upon signature by all parties.

(Signature blocks are omitted from this translation.)

2